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                    Exhibit 99.4 Share Purchase Agreement
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                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (the "Agreement") dated as of June 5, 1998, by and between 3D OPEN MOTION, LLC, a Delaware limited liability company, having its principal place of business at The Mill, 73 Princeton Street, North Chelmsford, MA 01863 (the "Company"), and Spacetec IMC Corporation, a Massachusetts corporation, having its principal place of business at The Boott Mills, 100 Foot of John Street, Lowell, Massachusetts 10852 ("SIMC").

                                    RECITALS

     WHEREAS, the Company is the owner of 291,667 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), of SIMC. The Company desires to sell, and SIMC desires to purchase, the Shares on the terms and conditions contained herein, for a purchase price of $2.40 per share.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and conditions set forth in this Agreement, the parties agree as follows:

1. SALE OF SHARES. Subject to the terms and conditions of this Agreement, the Company agrees to sell, transfer and assign to SIMC and, subject to and in reliance upon the representations, terms and conditions of this Agreement, SIMC agrees to purchase, the Shares for the purchase price of $2.40 per Share and for an aggregate amount equal to $700,000.80 (the "PURCHASE PRICE").

2. CLOSING. The closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall be held at the offices of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, MA 02110 on June __, 1998, or at such other time and place to which the Company and SIMC may mutually agree. At the Closing, and upon execution and delivery of this Agreement, the Company will cause to be delivered to SIMC a certificate or certificates representing the Shares to be purchased by SIMC from the Company, accompanied by duly executed stock powers evidencing the transfer of the Shares to SIMC. At the Closing, SIMC will deliver a check to the Company in an amount equal to the Purchase Price.

3. REPRESENTATIONS OF THE COMPANY. In connection with the sale of the Shares hereunder to SIMC, the Company represents, warrants and agrees as follows:

     (a) Ownership of Stock. The Company is the sole record and beneficial owner of, and has good, valid and marketable title to, the Shares to be sold by such Company to SIMC hereunder, free and clear of any and all liens, security interests, pledges,


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encumbrances, claims, equities, defects in title, rights and other restrictions of any nature on transfer or voting held by any third party (collectively "Encumbrances"). The Company has full right, power, capacity and authority to sell, transfer and deliver the Shares hereunder. The performance by the Company of his obligations hereunder will be effective to transfer good, valid and marketable title to the Shares to be sold by the Company hereunder, free and clear of any and all Encumbrances, other than those that may be imposed under federal or state securities laws. There are no agreements affecting the Shares or agreements or other restrictions preventing or impairing the Company from performing his obligations under this Agreement. The consummation of the transactions herein contemplated will not result in a breach or default of the terms and provisions of the Operating Agreement or Certificate of Formation of the Company or any stock pledge, guaranty, loan or other agreement to which the Company is a party, or of any order, rule or regulation of any court, regulation body or administrative agency applicable to the Company.

     (b) Enforceability of Agreement. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against it in accordance with its terms. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to and shall be effective as of the Closing.

4. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which will be deemed one instrument.

5. EXPENSES AND TAXES. The Company shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution, delivery and performance of this Agreement, and other instruments and documents to be delivered hereunder and agrees to save SIMC harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement shall survive the execution and delivery of this Agreement.

7. PRIOR AGREEMENTS. This Agreement constitutes the entire agreement between the parties with respect to the sale of the Shares, and supersedes any prior understandings or agreements, whether oral or written, concerning the subject matter hereof.

8.  SEVERABILITY.
The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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9.  GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

10. HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of the Agreement for any other purpose.

11. SEC FILINGS. SIMC and the Company shall be obligated to file, and shall file on a prompt and expeditious basis, all reports, forms and other filings required to be filed with the Securities and Exchange Commission without limitation, reports of changes in beneficial ownership on Form 4 or Schedule 13D or 13G.

12. CHANGES. The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, except pursuant to the written consent of the parties.

13. FURTHER ASSURANCES AND COOPERATION. Each party shall execute and deliver such instruments and take such other actions as the other party may reasonably require in order to carry out the intent of this Agreement and shall cause his or its authorized representatives to cooperate fully with the other party.

14. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the Company, SIMC and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              3D OPEN MOTION, LLC



                              By:  /s/  Dennis T. Gain
                                   -------------------
                              Name:   Dennis T. Gain
                              Title:  President

                              SPACETEC IMC CORPORATION



                              By:  /s/  C. Raymond Boelig
                                   ----------------------
                              Name:  C. Raymond Boelig
                              Title:  President & Chief Operating Officer




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